UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices) (Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters on a Vote of Security Holders

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Rand Capital Corporation (the “Company”) was held on May 7, 2024. Proxies were solicited pursuant to the Company’s proxy statement filed on April 1, 2024 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to the Company’s solicitation. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results.

Proposal 1 – ELECTION OF DIRECTORS

In accordance with the results below, each nominee listed below was re-elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Benjamin E. Godley	1,239,827	12,553	1,149,953
Adam S. Gusky	1,240,073	12,307	1,149,953
Cari L. Jaroslawsky	1,242,787	9,593	1,149,953
Erland E. Kailbourne	1,226,515	25,865	1,149,953
Robert M. Zak	1,224,487	27,893	1,149,953

Proposal 2 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the results below, the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,384,885	13,856	3,592	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: May 8, 2024

	By:	/s/ Daniel P. Penberthy
	Name:	Daniel P. Penberthy
	Title:	President and Chief Executive Officer